CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We  consent  to  the  use  in  Form  SB-2   Registration  Statement
(File No. 000-50776) under the Securities Act of 1933, as amended, of American Capital Holdings, Inc. (a Florida corporation) of our independent auditor's report dated November 10, 2004, relating to the consolidated balance sheet of American Capital Holdings, Inc. of May 31, 2004 and the related consolidated statements of operations and comprehensive loss and cash flows for the period from June 1, 2003 through May 31, 2004 accompanying the financial statements contained in such Form SB-2 Registration Statement Under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


                                 /s/Wieseneck, Andres & Company, P.A.

                                    --------------------------------
                                    Wieseneck, Andres & Company, P.A.


North Palm Beach
January 10, 2005